                                                                    Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated April 28, 1998, except as to the information in the "Subsequent Events" Note for which the date is May 21, 1998, on our audits of the consolidated financial statements of Dynatech Corporation, and of our report dated April 28, 1998, on our audits of the related financial statement schedule of valuation and qualifying accounts of Dynatech Corporation. We also consent to the reference to our firm under the caption "Experts."


                                     PricewaterhouseCoopers LLP

Boston, Massachusetts
October 5, 1998